                                  EXHIBIT 4.4
                                  -----------


                                                            Amended and Restated
                                               Centennial HealthCare Corporation
                                                                 1997 Stock Plan
                                                  Form of Stock Option Agreement

                       CENTENNIAL HEALTHCARE CORPORATION
                         FORM OF STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (this "Agreement"), entered into as of this ______ day of ________________, 199___ by and between Centennial HealthCare

Corporation, a Georgia corporation (the "Company"), and _________________ (the "Optionee").

     WHEREAS, as of March 13, 1997, the Company adopted a stock option plan known as the "Amended and Restated Centennial HealthCare Corporation 1997 Stock Plan" (the "Plan");

     WHEREAS, the Committee has granted the Optionee an Option (as described below) to purchase the number of shares of the Company's Common Stock (the "Stock") as set forth below, and in consideration of the granting of the Option the Optionee intends to remain in the employ of the Company; and

     WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to the Option in accordance with the Plan; and

     WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Plan;

     NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

     1.   Incorporation of Plan. This Option is granted pursuant to the
          ---------------------
provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee. Notwithstanding anything in this Agreement to the contrary, to the extent the terms of this Agreement conflict with or otherwise attempt to exceed the authority set forth under the Plan, the Plan shall govern and control in all respects.

     2.   Grant of Option.  Subject to the terms, restrictions, limitations, and
          ---------------
conditions stated herein and the terms of the Plan, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option to purchase all or any part of the number of shares of Stock (as defined under the Plan), set forth on Schedule A attached hereto and incorporated herein by reference (the "Option"). The Option shall be exercisable in the amounts and at the times specified on Schedule A. The Option shall expire and shall not be exercisable after the date specified on Schedule A as the expiration date or on such earlier date as determined pursuant to the Plan. Schedule A states whether or not the Option is intended to be an Incentive Stock Option. Neither the Company nor any Subsidiary or any other person warrants or otherwise represents that favorable or desirable tax treatment or characterization will be applicable in respect of any Option or Award.

     3.   Purchase Price.  The price per share to be paid by the Optionee for
          --------------
the shares subject to this Option (the "Exercise Price") shall be as specified on Schedule A, which price shall be an amount not less than the Fair Market Value of a share of Stock as of the Date of Grant (as defined in Section 11 below) if the Option is an Incentive Stock Option.

     4.   Exercise Terms.  The Optionee must exercise the Option for at least
          --------------
the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. In the event this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

     5.   Restrictions on Transferability.  No Option shall be transferable by
          -------------------------------
an Optionee other than by will or the laws of descent and distribution; provided, however, that no Option shall be transferable by an Optionee who is a
Section 16 Insider prior to shareholder approval of the Plan. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

     6.   Notice of Exercise of Option.  This Option may be exercised by the
          ----------------------------
Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 15 hereof to the attention of the Chief Financial Officer or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 12 hereof, and (c) be accompanied by
(i) a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder, or (iii) a certified or cashier's check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

     7.   Adjustment in Option.  The number of shares of Stock subject to this
          --------------------
Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with the Plan.

     8.   Termination of Employment.
          -------------------------

     Except as otherwise specified in Schedule A hereto, in the event of the termination of the Optionee's employment with the Company or any of its Subsidiaries, other than a termination that is either (i) For Cause, or (ii) for reasons of death or Disability or retirement, the Optionee (or his or her personal representative) must exercise this Option at any time within sixty (60) days after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

          (a) Except as specified in Schedule A, in the event of a termination of the Optionee's employment that is For Cause, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

          (b) Unless and to the extent otherwise provided in Schedule A, in the event of the retirement of the Optionee at the normal retirement date as prescribed from time to time by the Company or any Subsidiary, the Optionee shall continue to have the right to exercise any Options for shares which were Purchasable at the date of the Optionee's retirement until the expiration date of such Option. This Option does not confer upon the Optionee any right with respect to continuance of employment by the Company or by any of its Subsidiaries. This Option shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or any of its Subsidiaries.

     9.   Disabled Optionee.  In the event of termination of employment because
          -----------------
of the Optionee's becoming a Disabled Optionee, the Optionee (or his or her legal representative) may exercise this Option within a period ending on the earlier of (a) the last day of the one (1) year period following the beginning of the Optionee's Disability or (b) the expiration date of this Option, to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

     10.  Death of Optionee.  Except as otherwise set forth in Schedule A with
          -----------------
respect to the rights of the Optionee upon termination of employment under
Section 8(a) above, in the event of the Optionee's death, the appropriate persons described in Section 6 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 5 hereof may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one (1) year period following the Optionee's death or (b) the expiration date of this Option. If the Optionee was an employee of the Company at the time of death, this Option may be so exercised to the extent of the number of shares that were Purchasable hereunder at the date of death. If the Optionee's employment terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option which were Purchasable hereunder at the date of such termination.

     11.  Date of Grant. This Option was granted by the Board or Committee on
          -------------
the date set forth in Schedule A (the "Date of Grant").

     12.  Compliance with Regulatory Matters.  The Optionee acknowledges that
          ----------------------------------
the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section.

     13.  Restriction on Disposition of Shares.  The shares of Stock purchased
          ------------------------------------
pursuant to the exercise of this Option shall not be transferred by the Optionee except pursuant to the Optionee's will or the laws of descent and distribution until such date which is the later of two (2) years after the Date of Grant or one (1) year after the transfer of the shares of Stock to the Optionee pursuant to the exercise of such Option.

     14.  Investment Representation of Optionee
          -------------------------------------

     (a) The Optionee agrees that the exercise of this Option and the delivery of the shares of Stock in accordance herewith shall be contingent upon the Company being furnished by Optionee a representation and warranty that the Optionee is acquiring the shares purchased pursuant to this Option for investment for the Optionee's account and not with a view toward distribution.

     (b) THIS OPTION AND ALL SHARES OF STOCK ACQUIRED PURSUANT TO THE EXERCISE OF THIS OPTION HAVE BEEN ISSUED OR SOLD IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ON AN EXEMPTION PURSUANT TO THE APPLICABLE STATE SECURITIES LAWS AND CONSEQUENTLY HAVE NOT BEEN REGISTERED. THE OPTIONEE ACKNOWLEDGES THAT THIS OPTION AND ALL SHARES OF STOCK ACQUIRED PURSUANT TO THE EXERCISE OF THIS OPTION ARE DEEMED TO BE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED PURSUANT TO THE ACT AND MAY NOT BE SOLD OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER HEREOF BY THE COMPANY FOR ANY PURPOSE, EXCEPT IN A TRANSACTION WHICH IS ESTABLISHED TO THE SATISFACTION OF THE COMPANY TO BE EXEMPT FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH LAWS.

     (c) The Optionee understands and agrees that the certificate or certificates representing any shares of Stock acquired hereunder may bear an appropriate legend relating to registration and resale under federal and state securities laws.

     (d) The Optionee shall not have any rights of a shareholder of the Company with respect to the shares of Stock which may be purchased upon exercise of this Option, unless and until such shares shall have been issued and delivered and his/her name has been entered as a shareholder on the stock transfer records of the Company.

     15.  Miscellaneous.
          -------------

          (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

          (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Georgia, without regard to conflicts of laws principles.

          (c) Any notice, request, document or other communication given hereunder shall be deemed to be sufficiently given upon personal delivery to the other party or upon the expiration of three (3) days after depositing same in the United States mail, return receipt requested, properly addressed to the respective parties or such other address as they may give to the other party in writing in the same manner as follows:

          Company:       Centennial HealthCare Corporation
          -------        400 Perimeter Center Terrace
                         Suite 650
                         Atlanta, Georgia  30346
                         Attention: Alan C. Dahl
                                    Executive Vice President
                                    and Chief Financial Officer

          Optionee:
          --------       -----------------------------------
                         -----------------------------------
                         -----------------------------------
                         -----------------------------------


          (d) This Agreement may not be modified except in writing executed by each of the parties hereto.

          (e) This Agreement, together with the Plan, contains the entire understanding of the parties hereto and supersedes any prior understanding and/or written or oral agreement between them respecting the subject matter hereof.

          (f) The parties agree that the provisions of this Agreement are severable and the invalidity or unenforceability of any provision in whole or part shall not affect the validity or enforceability of any enforceable part of such provision or any other provisions hereof.

          (g) The headings with Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          (h) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Board or Committee has caused this Stock Option Agreement to be executed on behalf of the Company and attested by the Secretary or an Assistant Secretary of the Company, and the Optionee has executed this Stock Option Agreement, all as of the day and year first above written.

                              COMPANY:

                              CENTENNIAL HEALTHCARE CORPORATION


                              By:
                                  --------------------------------------
                                  Alan C. Dahl, Executive Vice President
                                  and Chief Financial Officer



                              OPTIONEE:


                              By:
                                  --------------------------------------

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